UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 21, 2026

Bath & Body Works, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

1-8344	31-1029810
(Commission File Number)	(IRS Employer Identification No.)

Three Limited Parkway
Columbus, OH	43230
(Address of principal executive offices)	(Zip Code)

(614) 415-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 Par Value	BBWI	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 21, 2026, the Human Capital and Compensation Committee of the Board of Directors of Bath & Body Works, Inc. (the “Company”) granted a performance stock unit award to Daniel Heaf, the Company’s Chief Executive Officer, with a target value of $10 million (equal to 591,366 shares of Company common stock) (the “PSU Award”). The PSU Award and rigorous stock price performance hurdles are designed to further incentivize Mr. Heaf to lead the Company with an intense focus on executing its long-term strategy and creating sustained shareholder value.

The PSU Award will be earned based on the achievement of four stock price goals during the four-year performance period. If the average closing price of the Company’s common stock over any 60 consecutive trading days during the performance period equals or exceeds $40, $60, $80 or $100, then 75%, 100%, 150% or 200%, respectively, of the target number of PSUs will be earned. Any PSUs so earned will vest on the fourth anniversary of the grant date, subject generally to Mr. Heaf’s continued employment through that date or earlier qualifying termination of employment. Generally, the number of PSUs otherwise earned will be reduced by 50% if the Company’s total shareholder return relative to the companies comprising the S&P 1500 Consumer Discretionary Distribution & Retail Index is below the 55th percentile at the end of the four-year performance period.

The foregoing description of the PSU Award does not purport to be complete and is qualified in its entirety by reference to the applicable award agreement, a form of which is filed as Exhibit 10.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Stock Price Hurdle Performance Stock Unit Award Agreement, dated September 21, 2026, by and between Bath & Body Works, Inc. and Daniel Heaf.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BATH & BODY WORKS, INC.

Date: September 23, 2026	By:	/s/ Ann Aber
Name: Ann Aber Title: Chief Legal Officer